K2M Group Holdings, Inc. Reports First Quarter 2014 Financial Results and Provides 2014 Full Year Outlook
Q1 Revenue Growth in Excess of 20%

Leesburg, VA, June 4, 2014 - K2M Group Holdings, Inc. (NASDAQ:KTWO) today reported financial results for the three months ended March 31, 2014.

First Quarter Highlights:

•	Total revenue of $42.3 million, up 20.4% year-over-year

•	International revenue of $12.5 million, up 34.8% year-over-year

•	Domestic revenue of $29.8 million, up 15.2% year-over-year

•	Expands Minimally Invasive Portfolio with 510(k) Clearance of CAYMAN® Minimally Invasive

Highlights Subsequent to Quarter-End:

•	May 13, 2014, completed initial public offering, receiving net proceeds of approximately $120 million

•
May 13, 2014, the Company repaid all outstanding amounts under its Revolving Credit Agreement totaling $23.5 million and prepaid all outstanding notes to stockholders of $39.2 million and accrued interest of $1.3 million.

“We are pleased with our operating and financial performance in the first quarter of 2014. We reported 20% revenue growth year-over-year, with balanced contributions to growth from both our United States and our international markets in the period,” said President and Chief Executive Officer, Eric Major. “In the U.S., our Complex Spine and Minimally Invasive product categories together posted 11% growth compared to last year. Our initial public offering in May brought approximately $120 million in net proceeds to the Company, providing us with the capital resources to improve our balance sheet and to fund our strategic growth objectives. We believe K2M is well-positioned to become the market leader in the $1.2 billion global complex spine market and continue to take share in the $10 billion global spine surgery market.”

First Quarter Financial Results

Revenue for the three months ended March 31, 2014 increased $7.2 million, or 20.4%, to $42.3 million, compared to $35.1 million in the same period of the prior year. This increase was driven primarily by greater sales volume in the United States due to continued expansion of our customer base and changes in product mix driven by pull-through of our degenerative product portfolio. Our international business growth reflected continued penetration in our direct and independent distributor markets.

Geographically, revenue in the United States increased $3.9 million, or 15.2% year-over-year, to $29.8 million, and our international revenue increased $3.2 million, or 34.8% year-over-year, to $12.5 million.

	Three Months Ended March 31,		Increase / Decrease
	2013	2014	$ Change	% Change	% Change
	(in thousands)	(in thousands)		(as reported)	(constant currency)
United States	$ 25,836	$ 29,765	$ 3,929	15.2%	15.2%
International	9,262	12,486	3,224	34.8%	32.4%
Total Revenue:	$ 35,098	$ 42,251	$ 7,153	20.4%	19.7%

By product category, United States revenue in our Complex Spine, Minimally Invasive Surgery (MIS) and degenerative categories represented 34%, 22% and 44% of United States revenue, respectively, for the three months ended March 31, 2014.

	Three Months Ended March 31,		Increase / Decrease
	2013	2014	$ Change	% Change
	(in thousands)	(in thousands)
Complex Spine	$ 9,306	$ 10,184	$ 878	9.4%
Minimally Invasive	5,706	6,485	779	13.7%
Degenerative	10,824	13,096	2,272	21.0%
U.S. Revenue:	$ 25,836	$ 29,765	$ 3,929	15.2%

Gross profit for the first quarter of 2014 increased 14.2% to $27.8 million, compared to $24.4 million for the same period last year. Gross margin was 65.9% this quarter, down 360 basis points year-over-year, compared to 69.5% in the first quarter of 2013. The decrease in gross margin was primarily due to pricing pressures in the United States and select International markets as well as changes in the mix of sales between the United States and International markets. In addition, amortization of instruments sets increased $0.7 million to $1.7 million for the three months ended March 31, 2014, reflecting increased inventory purchases to support our revenue growth.

Operating expenses for the first quarter of 2014 increased 15.0% to $41.5 million, compared to $36.1 million for the same period last year. The increase in operating expenses was driven primarily by an increase in sales commissions as a result of the increase in sales volumes and increased employee compensation costs due to incremental direct sales employees compared to the same period last year.

Loss from operations for the first quarter of 2014 was $13.7 million, compared to $11.7 million for the first quarter of 2013. Net loss attributable to stockholders for the first quarter of 2014 was $15.9 million, compared to $24.0 million for the first quarter of 2013. Net loss attributable to stockholders includes the accretion or write-up of preferred stock of approximately $1.2 million in the first quarter of 2014 and $13.1 million in the first quarter of 2013. Adjusted EBITDA, a non-GAAP measure, was a loss of $3.6 million for the first quarter of 2014.

As of March 31, 2014, cash and cash equivalents were $11.1 million compared to $7.4 million as of December 31, 2013. In May 2014, the Company completed its initial public offering raising net proceeds of approximately $120 million, after deducting underwriting discounts and commissions and offering expenses of approximately $3.6 million. As of March 31, 2014, we had outstanding indebtedness of $34.4 million from notes to stockholders, net of unamortized discount of $4.9 million, and outstanding borrowings of $23.5 million under our revolving credit facility all of which was retired from proceeds of the IPO in May 2014. Information on the use of proceeds of the Company’s IPO is contained in the prospectus filed with the SEC on May 9, 2014.

2014 Outlook
The Company anticipates full year 2014 revenue will be in the range of $180 million to $183 million, representing an increase of 14% to 16% year-over-year. The Company expects full year 2014 Adjusted EBITDA will be in the range of $(9.0) million to $(11.0) million.

K2M Announces Launch of Cayman Minimally Invasive
In January, 2014, we announced 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market CAYMAN Minimally Invasive (MI), the latest addition to our CAYMAN product family.  Used in conjunction with K2M’s RAVINE® Lateral Access System, the CAYMAN MI design provides surgeons the ability to insert the CAYMAN plate to stabilize the spine without repositioning the RAVINE® retractor which is intended to help simplify this important step in the Lateral procedure.

Conference Call
Management will host a conference call for analysts and investors today beginning at 5:00 p.m. ET. Individuals interested in listening to the conference call may dial (800) 479-9001 for domestic callers or (719) 325-2313 for international callers and provide access code 1937099, or access the webcast on the “Investors Relations” section of the Company’s Web site at: http://investors.k2m.com. The webcast will be available on the Company’s Web site for 14 days following the completion of the call.

About K2M Group Holdings, Inc.
K2M Group Holdings, Inc. is a global medical device company focused on designing, developing and commercializing innovative complex spine and minimally invasive spine technologies and techniques used by spine surgeons to treat some of the most difficult and challenging spinal pathologies.  K2M has leveraged these core competencies to bring to market an increasing number of products for patients suffering from degenerative spinal conditions.  These technologies and techniques, in combination with a robust product pipeline, enable the company to favorably compete in the global spinal surgery market.

Forward-Looking Statements
This press release contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties including, among other things: our inability to achieve or sustain profitability; our ability to successfully demonstrate the merits of our technologies; pricing pressure from our competitors, hospitals and changes in third-

party coverage and reimbursement; competition and our ability to develop and commercialize new products; aggregation of hospital purchasing from collaboration and consolidation; hospitals and other healthcare providers may be unable to obtain adequate coverage and reimbursement for procedures performed using our products; the safety and efficacy of our products is not yet supported by long-term clinical data; our dependence on a limited number of third-party suppliers; our inability to maintain and expand our network of direct sales employees, independent sales agencies and international distributors; the proliferation of physician-owned distributorships; concentration of sales from a limited number of spinal systems or products that incorporate these technologies; loss of the services of key members of our senior management, consultants or personnel; inability to enhance our product offerings through our research and development efforts; failure to properly manage our anticipated growth; acquisitions of or investments in new or complementary businesses, products or technologies; inability to train surgeons on the safe and appropriate use of our products; requirements to maintain high levels of inventory; an impairment of our goodwill or intangible assets; disruptions in our information technology systems; any disruption in operations at our headquarters facility or an inability to ship a sufficient number of our products to meet demand; inability to strengthen our brand; fluctuations in insurance cost and availability; extensive governmental regulation; failure to obtain or maintain regulatory approvals and clearances; requirements for new 510(k) clearances, premarket approvals or new or amended CE Certificates of Conformity; medical device reporting regulations, voluntary corrective actions or agency enforcement actions; a recall of our products or the discovery of serious safety issues with our products; possible enforcement action if we engage in improper marketing or promotion of our products; the misuse or off-label use of our products; delays or failures in any future clinical trials; the results of clinical trials; procurement and use of allograft bone tissue; environmental laws and regulations; failure to comply by us or our sales representatives with fraud and abuse laws; U.S. legislative or regulatory healthcare reforms; medical device tax provisions in the healthcare reform laws; we will need to generate significant sales to become profitable; sales volumes and our results of operations may fluctuate over the course of the year; our future capital needs are uncertain; continuing worldwide economic instability; inability to protect our intellectual property rights; reliance on patent rights that we either license from others or have obtained through assignments; patent litigation; claims that we, our employees, our independent sales agencies or our distributors have wrongfully used or disclosed alleged trade secrets or are in breach of non-competition or non-solicitation agreements with our competitors; product liability lawsuits; operating risks relating to our international operations; failure to comply with the FCPA and similar laws associated with our activities outside the United States; control by and possible conflicts of interest with our controlling shareholder; increased costs and additional regulations and requirements as a result of becoming a public company; and inability to implement and maintain effective internal control over financial reporting in the future; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in our prospectus dated May 7, 2014, filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 9, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and our filings with the SEC.

We operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make.

Investor Contact:

Westwicke Partners on behalf of K2M Group Holdings, Inc.
Mike Piccinino, CFA or Mark Klausner
443-213-0500
K2M@westwicke.com

K2M GROUP HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	December 31,	March 31,
	2013	2014
ASSETS
Current assets:
Cash and cash equivalents	$7,419	$11,146
Accounts receivable, net	32,824	33,226
Inventory, net	39,223	43,925
Deferred income taxes	8,824	6,736
Prepaid expenses and other current assets	3,984	8,320
Total current assets	92,274	103,353
Property and equipment, net	2,978	3,233
Goodwill and intangible assets, net	186,270	178,739
Other assets, net	15,414	16,529
Total assets	$296,936	$301,854
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank line of credit	$23,500	$23,500
Accounts payable	17,069	22,770
Accrued expenses	8,760	8,118
Accrued payroll liabilities	10,396	8,694
Total current liabilities	59,725	63,082
Notes to stockholders	19,650	34,351
Deferred income taxes	14,084	11,996
Other liabilities	211	174
Total liabilities	93,670	109,603

Series A redeemable convertible preferred stock, $0.001 par value, 7,300,000 shares authorized; 7,250,885 shares issued and outstanding at December 31, 2013 and March 31, 2014, respectively and no shares issued at Pro forma March 31, 2014	56,667	57,862
Series B redeemable convertible preferred stock, $0.001 par value, 6,500,000 shares authorized; 6,301,290 issued and outstanding at December 31, 2013 and March 31, 2014, respectively and no shares issued at Pro forma March 31, 2014	52,414	52,399
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 22,421,509, 22,664,310 and 37,066,337 shares issued and outstanding at December 31, 2013, March 31, 2014, and Pro forma March 31, 2014, respectively	22	23
Additional paid-in capital	165,651	168,288
Accumulated other comprehensive loss	(920)	(1,006)
Accumulated deficit	(70,568)	(85,315)
Total stockholders’ equity	94,185	81,990
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$296,936	$301,854

K2M GROUP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2013	2014
Revenue	$35,098	$42,251
Cost of revenue	10,720	14,414
Gross profit	24,378	27,837
Operating expenses:
Research, development and engineering	3,197	3,197
Sales and marketing	18,620	22,448
General and administrative	14,300	15,890
Total operating expenses	36,117	41,535
Loss from operations	(11,739)	(13,698)
Other income (expense):
Foreign currency transaction (loss) gain	(1,579)	222
Interest expense	(474)	(1,247)
Total other expense, net	(2,053)	(1,025)
Loss before income tax (benefit) expense	(13,792)	(14,723)
Income tax (benefit) expense	(2,913)	24
Net loss	(10,879)	(14,747)
Accretion or write-up of preferred stock	(13,115)	(1,180)
Net loss attributable to stockholders	$(23,994)	$(15,927)
Net loss per share attributable to common stockholders:
Basic and diluted	$(1.09)	$(0.71)
Weighted average shares outstanding:
Basic and diluted	22,087	22,523
Pro forma net loss per share:
Basic and diluted		$(0.37)
Weighted average number of shares used in computing pro forma net loss per share:
Basic and diluted		36,925

K2M GROUP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2013	2014
Operating activities
Net loss	$(10,879)	$(14,747)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,895	9,705
Provision for allowance for doubtful accounts	95	137
Provision for inventory reserve	721	721
Stock-based compensation	491	375
Amortization of issuance and discount costs included in interest expense	9	67
Deferred income taxes	(2,946)	—
Changes in operating assets and liabilities:
Accounts receivable	(582)	(508)
Inventory	(2,270)	(6,075)
Prepaid expenses and other assets	2	(4,305)
Accounts payable, accrued expenses, and accrued payroll liabilities	2,497	5,447
Net cash used in operating activities	(3,967)	(9,183)
Investing activities
Purchase of surgical instruments	(1,344)	(2,058)
Purchase of property and equipment	(96)	(658)
Purchase of intangible assets	(17)	(18)
Net cash used in investing activities	(1,457)	(2,734)
Financing activities
Borrowings on bank line of credit	1,500	—
Proceeds from issuance of notes to stockholders	—	14,634
Proceeds from issuance of Series B redeemable convertible preferred stock, net of issuance costs	11,574	—
Proceeds from issuance of common stock	—	2,308
Payment of public offering costs	—	(369)
Payments to satisfy minimum tax withholding related to exercise of options	(339)	(942)
Net cash provided by financing activities	12,735	15,631
Effect of exchange rate changes on cash and cash equivalents	(36)	13
Net increase in cash and cash equivalents	7,275	3,727
Cash and cash equivalents at beginning of period	7,011	7,419
Cash and cash equivalents at end of period	$14,286	$11,146
Significant noncash financing activities
Accretion of Series A redeemable convertible preferred stock	$1,245	$1,195
Accretion of Series B redeemable convertible preferred stock	$(2,165)	$(15)
Adjustment of preferred stock to fair value	$14,035	$—
Deferred public offering costs	—	$2,291
Cash paid for:
Interest	$250	$255

K2M GROUP HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited)
(In Thousands)

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA. Adjusted EBITDA represents net income (loss) plus interest expense, income tax expense (income tax benefit), depreciation and amortization, stock-based compensation expense and foreign currency transaction loss (foreign currency transaction gain). We present Adjusted EBITDA because we believe it is a useful indicator of our operating performance. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe Adjusted EBITDA is useful to our management and investors as a measure of comparative operating performance from period to period.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA supplementally. Our definition of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table presents a reconciliation of net loss to Adjusted EBITDA for the periods presented.

	Three Months Ended March 31,
	2013	2014
Net loss	$(10,879)	$(14,747)
Interest expense	474	1,247
Income tax (benefit) expense	(2,913)	24
Depreciation and amortization	8,895	9,705
Stock-based compensation expense	491	375
Foreign currency transaction (gain) loss	1,579	(222)
Adjusted EBITDA	$(2,353)	$(3,618)

K2M GROUP HOLDINGS, INC.
Reconciliation of GAAP Net Loss Per Share To Pro Forma Net Loss Per Share
(Unaudited)
(In Thousands, Except Per Share Data)

Three Months Ended March 31, 2014
Numerator
GAAP net loss attributable to common stockholders	$(15,927)
Reversal of accretion or write-up of preferred stock converted
into common stock upon the IPO	1,180
Interest expense for notes to stockholders and revolving credit
facility which were repaid with proceeds from the IPO	1,153
Pro forma net loss	$(13,594)

Denominator
GAAP weighted average shares outstanding - basic and diluted	$22,523
Conversion of preferred stock upon the IPO	5,577
Common shares issued in the IPO	8,825
Weighted average number of shares used in computing
pro forma net loss per share - basic and diluted	36,925

Pro forma net loss per share - basic and diluted	$(0.37)